EXHIBIT 99.1

For Immediate Release:	October 21, 2021

Happy at HOMB: Third Quarter 2021 Beats on Net Income and EPS

With New Nine-Month Record on Both, While Tacking on September Loan Growth

Conway, AR – Home BancShares, Inc. (NASDAQ GS: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.

Highlights of the Third Quarter of 2021:

Metric	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net Income	$75.0 million	$79.1 million	$91.6 million	$81.8 million	$69.3 million
Total Revenue (net)	$173.8 million	$172.4 million	$193.4 million	$181.9 million	$176.1 million
Income (loss) before income taxes	$98.2 million	$104.1 million	$120.5 million	$107.7 million	$90.4 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$98.2 million	$99.4 million	$120.5 million	$107.7 million	$104.4 million
Pre-tax net income to total revenue (net)	56.50%	60.42%	62.32%	59.19%	51.32%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.50%	57.66%	62.32%	59.19%	59.28%
ROA	1.68%	1.81%	2.22%	1.97%	1.66%
NIM	3.60%	3.61%	4.02%	4.00%	3.92%
NIM, excluding PPP loans (non-GAAP)(1)	3.43%	3.54%	3.87%	3.97%	3.98%
Purchase Accounting Accretion	$4.9 million	$5.8 million	$5.5 million	$5.7 million	$7.0 million
ROE	10.97%	11.92%	14.15%	12.72%	10.97%
ROTCE (non-GAAP)(1)	17.39%	19.12%	22.90%	20.96%	18.29%
Diluted Earnings Per Share	$0.46	$0.48	$0.55	$0.50	$0.42
Non-Performing Assets to Total Assets	0.29%	0.35%	0.38%	0.48%	0.47%
Common Equity Tier 1 Capital	15.2%	15.0%	14.3%	13.4%	12.6%
Leverage	11.0%	10.9%	11.1%	10.8%	10.4%
Tier 1 Capital	15.8%	15.6%	14.9%	14.0%	13.2%
Total Risk-Based Capital	19.6%	19.5%	18.8%	17.8%	16.9%
Allowance for Credit Losses to Total Loans	2.41%	2.36%	2.25%	2.19%	2.12%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.47%	2.47%	2.40%	2.33%	2.28%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“We had a great third quarter and a great first nine months as our company is continuing on to another $300 million plus year for the fourth year in a row. On the Happy HOMB front, there may not have been a better deal done in the last several years, unless it was an MOE or a complete franchise overlap that eliminated almost all of the branches. As a well-known analyst said, ‘HOMB threaded the needle perfectly on this deal.’ The market reaction has been favorable and a nod to the work we put into the structure of a triple accretive deal,” said John Allison, Chairman.

“September saw the first quality loan growth we have seen in some time. Loans recorded an increase of $55 million ex-PPP for the month - couple that with a $250 million increase in unfunded commitments for the quarter, and we are optimistic that quality loans will continue to build. I am personally excited about our partnership with Happy State Bank and am looking forward to working with their team in 2022 and beyond. I could not be happier with this deal as it works for both Happy and HOMB employees and shareholders,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights

Net income for the three-month period ended September 30, 2021 was $75.0 million, or $0.46 earnings per share. Net income for the nine-month period ended September 30, 2021 was $245.7 million, or $1.49 earnings per share, both of which are records for the Company.

During the third quarter of 2021, the Company did not record any credit loss expense. The Company’s provisioning model is closely tied to unemployment rate projections which have continued to improve since the fourth quarter of 2020.  The Company determined that an additional provision for credit losses on loans was not necessary as the current level of the allowance for credit losses was considered adequate as of September 30, 2021. In addition, the Company determined that the current level of the unfunded commitment reserve was adequate and no additional provision for unfunded commitments was necessary.

Our net interest margin was 3.60% for the three-month period ended September 30, 2021 compared to 3.61% for the three-month period ended June 30, 2021. The yield on loans was 5.64% and 5.40% for the three months ended September 30, 2021 and June 30, 2021, respectively, as average loans decreased from $10.54 billion to $10.04 billion. Additionally, the rate on interest bearing deposits decreased to 0.23% as of September 30, 2021 from 0.26% as of June 30, 2021, with average balances of $9.86 billion and $9.81 billion, respectively.

As of September 30, 2021, we had $241.5 million of Paycheck Protection Program (PPP) loans outstanding. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended September 30, 2021 was 3.43%.(1) The PPP loans were accretive to the net interest margin by 17 basis points for the three-month period ended September 30, 2021 compared to 7 basis points for the three-month period ended June 30, 2021. This was primarily due to approximately $232.4 million of the Company’s PPP loans being forgiven during the third quarter of 2021 as well as the acceleration of deferred fees for the loans that were forgiven. The deferred fee income increased from $6.3 million to $9.3 million for the three-month periods ended June 30, 2021 and September 30, 2021, respectively.

The effects of the COVID-19 pandemic continued to create a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $337.7 million of average interest-bearing cash balances in the third quarter of 2021 compared to the second quarter of 2021. This excess liquidity diluted the net interest margin by 8 basis points for the three-month period ended September 30, 2021.

During the third quarter of 2021, there was $3.5 million of event interest income compared to event interest income of $942,000 for the second quarter of 2021. This increased the net interest margin by 6 basis points.

Purchase accounting accretion on acquired loans was $4.9 million and $5.8 million and average purchase accounting loan discounts were $36.5 million and $38.6 million for the three-month periods ended September 30, 2021 and June 30, 2021, respectively. The reduction in accretion income reduced the net interest margin by 2 basis points for the three-month period ended September 30, 2021.

Net interest income on a fully taxable equivalent basis was $146.4 million for the three-month period ended September 30, 2021 and $143.0 million for the three-month period ended June 30, 2021. This increase in net interest income for the three-month period ended September 30, 2021 was the result of a $2.6 million increase in interest income and a $780,000 decrease in interest expense. The $2.6 million increase in interest income was primarily the result of a $1.2 million net increase in investment income, a $911,000 increase in loan interest income, and a $410,000 increase in interest-bearing balances due from banks. The $780,000 decrease in interest expense was primarily the result of a decrease in interest expense on deposits.

The Company reported $29.2 million of non-interest income for the third quarter of 2021. The most important components of the second quarter non-interest income were $8.1 million from other service charges and fees, $5.9 million in mortgage lending income, $5.9 million from service charges on deposit accounts, $4.3 million from other income and $2.7 million from dividends from FHLB, FRB, FNBB and other.  Included in the $2.7 million in dividends from FHLB, FRB, FNBB and other were $2.2 million in special dividends from equity investments. The Company is still currently involved in these investments; however, past performance does not guarantee future performance.

Non-interest expense for the third quarter of 2021 was $75.6 million. The most important components of the second quarter non-interest expense were $42.5 million from salaries and employee benefits, $16.8 million in other expense, $9.3 million in occupancy and equipment expenses and $6.0 million in data processing expenses. Also included within non-interest expense was $1.0 million in merger and acquisition expenses, the majority of which is non-deductible for tax purposes. For the third quarter of 2021, our efficiency ratio was 42.26%.

Financial Condition

Total loans receivable were $9.90 billion at September 30, 2021 compared to $10.20 billion at June 30, 2021. Total deposits were $14.00 billion at September 30, 2021 compared to $13.89 billion at June 30, 2021. Total assets were $17.77 billion at September 30, 2021 compared to $17.63 billion at June 30, 2021.

During the third quarter 2021, the Company experienced approximately $298.1 million in loan decline. Centennial CFG experienced $76.1 million of organic loan growth and had loans of $1.64 billion at September 30, 2021. Our legacy footprint experienced $141.8 million in organic loan decline and $232.4 million in PPP loan decline during the quarter

Non-performing loans to total loans was 0.51% as of September 30, 2021 compared to 0.58% as of June 30, 2021. Non-performing assets to total assets decreased from 0.35% as of June 30, 2021 to 0.29% as of September 30, 2021. Net charge-offs were $1.8 million and $2.5 million for the three months ended September 30, 2021 and June 30, 2021, respectively.

Non-performing loans at September 30, 2021 were $15.5 million, $25.2 million, $523,000, $1.9 million and $7.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $50.9 million. Non-performing assets at September 30, 2021 were $16.1 million, $25.8 million, $523,000, $1.9 million and $7.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $52.1 million.

The Company’s allowance for credit losses on loans was $238.7 million at September 30, 2021, or 2.41% of total loans, compared to the allowance for credit losses of $240.5 million, or 2.36% of total loans, at June 30, 2021. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.47%(1) at both September 30, 2021 and June 30, 2021. As of September 30, 2021 and June 30, 2021, the Company’s allowance for credit losses on loans was 468.77% and 407.99% of its total non-performing loans, respectively.

Stockholders’ equity was $2.74 billion at September 30, 2021 compared to $2.70 billion at June 30, 2021, an increase of approximately $39.9 million. The increase in stockholders’ equity was primarily associated with the $52.0 million increase in retained earnings, which was partially offset by a $3.1 million decrease in accumulated other comprehensive income and net stock repurchases and share-based compensation activity of $9.0 million. Book value per common share was $16.68 at September 30, 2021 compared to $16.39 at June 30, 2021. Tangible book value per common share (non-GAAP) was $10.59(1) at September 30, 2021 compared to $10.31(1) at June 30, 2021, an increase of 10.77% on an annualized basis.

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Branches

The Company currently has 76 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Acquisition

The Company’s previously announced acquisition of Happy Bancshares, Inc. (“Happy”) and its bank subsidiary, Happy State Bank, is currently expected to close during the first quarter of 2022 and is subject to the approval of the shareholders of each company, regulatory approvals and other customary closing conditions.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 21, 2021. We encourage all participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10160407/ed8432fe7e. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10160407, which will be available until October 28, 2021 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

About Home BancShares

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.” The company was founded in 1998 and is headquartered in Conway, Arkansas. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets excluding excess liquidity; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, as well as statements about the benefits of the business combination transaction involving Home and Happy. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the possibility that the proposed acquisition of Happy does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that such transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to promptly and effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

Additional Important Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed transaction by Home and Happy. In connection with the proposed acquisition, Home intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Home common stock to be issued to shareholders of Happy in connection with the transaction. The Registration Statement will include a joint proxy statement of Home and Happy and a prospectus of Home (the “Joint Proxy Statement/Prospectus”), as well as other relevant materials regarding the proposed merger transaction involving Home and Happy. The definitive Joint Proxy Statement/Prospectus will be mailed to shareholders of Home and Happy. INVESTORS AND SECURITY HOLDERS OF HOME AND HAPPY ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Home at Home’s website at http://www.homebancshares.com, Investor Relations, or by contacting Donna Townsell, by telephone at (501) 328-4625.

Participants in Solicitation

Home and Happy and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Home and Happy in connection with the merger transaction. Information about the directors and executive officers of Home and their ownership of Home common stock is set forth in the proxy statement for Home’s 2021 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 2, 2021. Information about the directors and executive officers of Happy and their ownership of Happy common stock will be set forth in the Joint Proxy Statement/Prospectus to be included in the Registration Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger transaction. Free copies of this document may be obtained as described in the preceding paragraph when it becomes available.

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FOR MORE INFORMATION CONTACT:

Donna Townsell

Director of Investor Relations

Home BancShares, Inc.

(501) 328-4625

Home BancShares, Inc.

Consolidated End of Period Balance Sheets

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2021	2021	2021	2020	2020

ASSETS

Cash and due from banks	$146,378	$182,226	$218,814	$242,173	$144,197
Interest-bearing deposits with other banks	3,133,878	2,759,027	2,259,734	1,021,615	899,140
Cash and cash equivalents	3,280,256	2,941,253	2,478,548	1,263,788	1,043,337
Investment securities - available-for-sale, net of allowance for credit losses	3,150,608	3,053,712	2,539,123	2,473,781	2,361,900
Loans receivable	9,901,100	10,199,175	10,778,493	11,220,721	11,691,470
Allowance for credit losses	(238,673)	(240,451)	(242,932)	(245,473)	(248,224)
Loans receivable, net	9,662,427	9,958,724	10,535,561	10,975,248	11,443,246
Bank premises and equipment, net	276,972	278,502	278,620	278,614	280,364
Foreclosed assets held for sale	1,171	1,969	3,004	4,420	4,322
Cash value of life insurance	104,638	104,132	103,599	103,519	102,989
Accrued interest receivable	48,577	48,725	55,495	60,528	72,599
Deferred tax asset, net	69,724	72,273	77,145	70,249	75,167
Goodwill	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles	26,466	27,886	29,307	30,728	32,149
Other assets	171,192	166,991	166,814	164,904	160,660
Total assets	$17,765,056	$17,627,192	$17,240,241	$16,398,804	$16,549,758

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$4,139,149	$4,076,570	$3,859,722	$3,266,753	$3,207,967
Savings and interest-bearing transaction accounts	8,813,326	8,744,900	8,477,208	8,212,240	8,011,200
Time deposits	1,050,896	1,069,871	1,175,664	1,246,797	1,718,299
Total deposits	14,003,371	13,891,341	13,512,594	12,725,790	12,937,466
Securities sold under agreements to repurchase	141,002	150,540	162,929	168,931	158,447
FHLB and other borrowed funds	400,000	400,000	400,000	400,000	403,428
Accrued interest payable and other liabilities	113,721	118,415	148,999	127,999	139,485
Subordinated debentures	370,900	370,707	370,515	370,326	370,133
Total liabilities	15,028,994	14,931,003	14,595,037	13,793,046	14,008,959

Stockholders' equity
Common stock	1,640	1,645	1,651	1,651	1,652
Capital surplus	1,492,588	1,501,615	1,516,286	1,520,617	1,520,103
Retained earnings	1,215,831	1,163,810	1,107,818	1,039,370	980,699
Accumulated other comprehensive income	26,003	29,119	19,449	44,120	38,345
Total stockholders' equity	2,736,062	2,696,189	2,645,204	2,605,758	2,540,799
Total liabilities and stockholders' equity	$17,765,056	$17,627,192	$17,240,241	$16,398,804	$16,549,758

Home BancShares, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2021	2021	2021	2020	2020	2021	2020

Interest income
Loans	$142,609	$141,684	$150,917	$153,407	$154,787	$435,210	$471,931
Investment securities
Taxable	8,495	7,185	6,253	6,900	7,227	21,933	25,696
Tax-exempt	4,839	4,905	5,071	4,979	4,367	14,815	11,179
Deposits - other banks	1,117	707	410	270	252	2,234	1,579
Federal funds sold	-	-	-	-	-	-	21
Total interest income	157,060	154,481	162,651	165,556	166,633	474,192	510,406

Interest expense
Interest on deposits	5,642	6,434	7,705	10,596	13,200	19,781	52,514
Federal funds purchased	-	-	-	-	-	-	13
FHLB borrowed funds	1,917	1,896	1,875	1,917	2,235	5,688	7,589
Securities sold under agreements to repurchase	102	107	190	208	237	399	959
Subordinated debentures	4,788	4,792	4,793	4,810	4,823	14,373	14,801
Total interest expense	12,449	13,229	14,563	17,531	20,495	40,241	75,876

Net interest income	144,611	141,252	148,088	148,025	146,138	433,951	434,530

Provision for credit losses	-	-	-	-	14,000	-	112,264
Provision for credit loss - unfunded commitments	-	(4,752)	-	-	-	(4,752)	16,989
Total credit loss expense	-	(4,752)	-	-	14,000	(4,752)	129,253

Net interest income after provision for credit losses	144,611	146,004	148,088	148,025	132,138	438,703	305,277

Non-interest income
Service charges on deposit accounts	5,941	5,116	5,002	5,544	4,910	16,059	15,837
Other service charges and fees	8,051	9,659	7,608	8,425	8,539	25,318	22,261
Trust fees	479	444	522	420	378	1,445	1,213
Mortgage lending income	5,948	6,202	8,167	10,071	10,177	20,317	18,994
Insurance commissions	586	478	492	366	271	1,556	1,482
Increase in cash value of life insurance	509	537	502	534	548	1,548	1,666
Dividends from FHLB, FRB, FNBB & other	2,661	2,646	8,609	967	3,433	13,916	11,505
Gain on SBA loans	439	1,149	-	304	-	1,588	341
(Loss) gain on branches, equipment and other assets, net	(34)	(23)	(29)	217	(27)	(86)	109
Gain on OREO, net	246	619	401	150	470	1,266	982
Gain on securities, net	-	-	219	-	-	219	-
Fair value adjustment for marketable securities	61	1,250	5,782	4,271	(1,350)	7,093	(6,249)
Other income	4,322	3,043	8,001	2,616	2,602	15,366	9,760
Total non-interest income	29,209	31,120	45,276	33,885	29,951	105,605	77,901

Non-interest expense
Salaries and employee benefits	42,469	42,462	42,059	43,022	41,511	126,990	120,928
Occupancy and equipment	9,305	9,042	9,237	9,801	9,566	27,584	28,611
Data processing expense	6,024	5,893	5,870	5,171	4,921	17,787	13,861
Merger and acquisition expenses	1,006	-	-	-	-	1,006	711
Other operating expenses	16,815	15,585	15,700	16,247	15,714	48,100	49,033
Total non-interest expense	75,619	72,982	72,866	74,241	71,712	221,467	213,144

Income (loss) before income taxes	98,201	104,142	120,498	107,669	90,377	322,841	170,034
Income tax expense (benefit)	23,209	25,072	28,896	25,875	21,057	77,177	37,380
Net income	$74,992	$79,070	$91,602	$81,794	$69,320	$245,664	$132,654

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2021	2021	2021	2020	2020	2021	2020

PER SHARE DATA

Diluted earnings per common share	$0.46	$0.48	$0.55	$0.50	$0.42	$1.49	$0.80
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses (non-GAAP)(1)	0.45	0.46	0.47	0.48	0.41	1.38	0.80
Basic earnings per common share	0.46	0.48	0.55	0.50	0.42	1.49	0.80
Dividends per share - common	0.14	0.14	0.14	0.14	0.13	0.42	0.39
Book value per common share	16.68	16.39	16.02	15.78	15.38	16.68	15.38
Tangible book value per common share (non-GAAP)(1)	10.59	10.31	9.95	9.70	9.30	10.59	9.30

STOCK INFORMATION

Average common shares outstanding	164,126	164,781	165,257	165,119	165,200	164,717	165,458
Average diluted shares outstanding	164,603	165,226	165,446	165,119	165,200	165,050	165,458
End of period common shares outstanding	164,008	164,488	165,141	165,095	165,163	164,008	165,163

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.68%	1.81%	2.22%	1.97%	1.66%	1.90%	1.11%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) (non-GAAP)(1)	1.67%	1.75%	1.88%	1.90%	1.63%	1.76%	1.10%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.81%	1.95%	2.39%	2.13%	1.80%	2.04%	1.21%
Return on average assets excluding excess liquidity (non-GAAP)(1)	1.98%	2.09%	2.42%	2.07%	1.74%	2.17%	1.14%
Return on average common equity	10.97%	11.92%	14.15%	12.72%	10.97%	12.32%	7.13%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) (non-GAAP)(1)	10.87%	11.54%	11.95%	12.23%	10.76%	11.44%	7.08%
Return on average tangible common equity (non-GAAP)(1)	17.39%	19.12%	22.90%	20.96%	18.29%	19.74%	11.96%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	17.64%	19.38%	23.16%	21.22%	18.56%	19.99%	12.26%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) (non-GAAP)(1)	17.23%	18.50%	19.33%	20.15%	17.93%	18.33%	11.89%

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020

Efficiency ratio	42.26%	41.09%	36.60%	39.64%	39.56%	39.86%	40.40%
Efficiency ratio, as adjusted (non-GAAP)(1)	42.29%	42.07%	40.68%	40.67%	40.08%	41.67%	40.25%
Net interest margin - FTE	3.60%	3.61%	4.02%	4.00%	3.92%	3.74%	4.08%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.43%	3.54%	3.87%	3.97%	3.98%	3.61%	4.12%
Fully taxable equivalent adjustment	$1,748	$1,774	$1,821	$1,778	$1,576	$5,343	$4,237
Total revenue (net)	173,820	172,372	193,364	181,910	176,089	539,556	512,431
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	98,201	99,390	120,498	107,669	104,377	318,089	299,287
Pre-tax net income to total revenue (net)	56.50%	60.42%	62.32%	59.19%	51.32%	59.83%	33.18%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.50%	57.66%	62.32%	59.19%	59.28%	58.95%	58.41%
Total purchase accounting accretion	4,868	5,797	5,485	5,736	6,957	16,150	21,640
Average purchase accounting loan discounts	36,456	38,568	43,940	49,563	55,835	38,587	62,662

OTHER OPERATING EXPENSES

Advertising	$1,204	$1,194	$1,046	$1,076	$902	$3,444	$2,923
Amortization of intangibles	1,421	1,421	1,421	1,421	1,420	4,263	4,423
Electronic banking expense	2,521	2,616	2,238	2,282	2,426	7,375	6,195
Directors' fees	395	414	383	359	429	1,192	1,265
Due from bank service charges	265	273	249	254	259	787	721
FDIC and state assessment	1,648	1,108	1,363	1,493	1,607	4,119	5,001
Insurance	749	787	781	795	766	2,317	2,223
Legal and accounting	1,050	1,058	846	790	1,235	2,954	3,432
Other professional fees	1,787	1,796	1,613	1,528	1,661	5,196	6,622
Operating supplies	474	465	487	440	460	1,426	1,548
Postage	301	292	338	315	328	931	968
Telephone	371	365	346	347	321	1,082	955
Other expense	4,629	3,796	4,589	5,147	3,900	13,014	12,757

Total other operating expenses	$16,815	$15,585	$15,700	$16,247	$15,714	$48,100	$49,033

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2021	2021	2021	2020	2020

BALANCE SHEET RATIOS

Total loans to total deposits	70.71%	73.42%	79.77%	88.17%	90.37%
Common equity to assets	15.40%	15.30%	15.34%	15.89%	15.35%
Tangible common equity to tangible assets (non-GAAP)(1)	10.36%	10.20%	10.12%	10.41%	9.88%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,005,841	$4,144,375	$4,289,142	$4,429,060	$4,342,141
Construction/land development	1,742,687	1,541,482	1,612,973	1,562,298	1,748,928
Agricultural	138,881	126,293	113,382	114,431	89,476
Residential real estate loans
Residential 1-4 family	1,273,988	1,316,485	1,437,546	1,536,257	1,665,628
Multifamily residential	274,131	332,256	377,661	536,538	491,380
Total real estate	7,435,528	7,460,891	7,830,704	8,178,584	8,337,553
Consumer	814,732	824,938	839,819	864,690	883,568
Commercial and industrial	1,414,079	1,612,826	1,794,787	1,896,442	2,161,818
Agricultural	68,272	69,152	65,017	66,869	85,365
Other	168,489	231,368	248,166	214,136	223,166
Loans receivable	$9,901,100	$10,199,175	$10,778,493	$11,220,721	$11,691,470

Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	241,476	473,894	646,382	675,225	825,362

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$240,451	$242,932	$245,473	$248,224	$238,340
Loans charged off	2,469	3,023	3,047	3,040	4,599
Recoveries of loans previously charged off	691	542	506	289	483
Net loans charged off	1,778	2,481	2,541	2,751	4,116
Provision for credit losses - loans	-	-	-	-	14,000
Balance, end of period	$238,673	$240,451	$242,932	$245,473	$248,224

Net charge-offs to average total loans	0.07%	0.09%	0.09%	0.10%	0.14%
Allowance for credit losses to total loans	2.41%	2.36%	2.25%	2.19%	2.12%
Allowance for credit losses to total loans, excluding PPP loans	2.47%	2.47%	2.40%	2.33%	2.28%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$47,604	$55,269	$59,142	$64,528	$65,148
Loans past due 90 days or more	3,311	3,667	4,209	9,610	8,635
Total non-performing loans	50,915	58,936	63,351	74,138	73,783
Other non-performing assets
Foreclosed assets held for sale, net	1,171	1,969	3,004	4,420	4,322
Other non-performing assets	-	-	-	-	247
Total other non-performing assets	1,171	1,969	3,004	4,420	4,569
Total non-performing assets	$52,086	$60,905	$66,355	$78,558	$78,352

Allowance for credit losses for loans to non-performing loans	468.77%	407.99%	383.47%	331.10%	336.42%
Non-performing loans to total loans	0.51%	0.58%	0.59%	0.66%	0.63%
Non-performing assets to total assets	0.29%	0.35%	0.38%	0.48%	0.47%
(1)  Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$2,914,785	$1,117	0.15%	$2,577,101	$707	0.11%
Federal funds sold	82	-	0.00%	51	-	0.00%
Investment securities - taxable	2,289,680	8,495	1.47%	1,909,485	7,185	1.51%
Investment securities - non-taxable - FTE	862,586	6,416	2.95%	864,416	6,494	3.01%
Loans receivable - FTE	10,043,393	142,780	5.64%	10,541,466	141,869	5.40%
Total interest-earning assets	16,110,526	158,808	3.91%	15,892,519	156,255	3.94%
Non-earning assets	1,584,700			1,598,840
Total assets	$17,695,226			$17,491,359

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,794,657	$3,613	0.16%	$8,684,726	$3,960	0.18%
Time deposits	1,063,500	2,029	0.76%	1,123,287	2,474	0.88%
Total interest-bearing deposits	9,858,157	5,642	0.23%	9,808,013	6,434	0.26%
Securities sold under agreement to repurchase	143,937	102	0.28%	157,570	107	0.27%
FHLB borrowed funds	400,000	1,917	1.90%	400,000	1,896	1.90%
Subordinated debentures	370,805	4,788	5.12%	370,613	4,792	5.19%
Total interest-bearing liabilities	10,772,899	12,449	0.46%	10,736,196	13,229	0.49%
Non-interest bearing liabilities
Non-interest bearing deposits	4,091,174			3,966,968
Other liabilities	120,200			128,048
Total liabilities	14,984,273			14,831,212
Shareholders' equity	2,710,953			2,660,147
Total liabilities and shareholders' equity	$17,695,226			$17,491,359
Net interest spread			3.45%			3.45%
Net interest income and margin - FTE		$146,359	3.60%		$143,026	3.61%

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$2,372,227	$2,234	0.13%	$671,231	$1,579	0.31%
Federal funds sold	83	-	0.00%	1,775	21	1.58%
Investment securities - taxable	1,947,799	21,933	1.51%	1,665,900	25,696	2.06%
Investment securities - non-taxable - FTE	858,440	19,610	3.05%	503,253	14,712	3.90%
Loans receivable - FTE	10,532,411	435,758	5.53%	11,519,706	472,635	5.48%
Total interest-earning assets	15,710,960	479,535	4.08%	14,361,865	514,643	4.79%
Non-earning assets	1,594,442			1,655,973
Total assets	$17,305,402			$16,017,838

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,607,728	$12,289	0.19%	$7,544,763	$30,272	0.54%
Time deposits	1,131,538	7,492	0.89%	1,847,833	22,242	1.61%
Total interest-bearing deposits	9,739,266	19,781	0.27%	9,392,596	52,514	0.75%
Federal funds purchased	-	-	0.00%	2,080	13	0.83%
Securities sold under agreement to repurchase	153,677	399	0.35%	150,020	959	0.85%
FHLB borrowed funds	400,000	5,688	1.90%	579,805	7,589	1.75%
Subordinated debentures	370,615	14,373	5.19%	369,846	14,801	5.35%
Total interest-bearing liabilities	10,663,558	40,241	0.50%	10,494,347	75,876	0.97%
Non-interest bearing liabilities
Non-interest bearing deposits	3,848,302			2,904,159
Other liabilities	127,656			134,281
Total liabilities	14,639,516			13,532,787
Shareholders' equity	2,665,886			2,485,051
Total liabilities and shareholders' equity	$17,305,402			$16,017,838
Net interest spread			3.58%			3.82%
Net interest income and margin - FTE		$439,294	3.74%		$438,767	4.08%

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2021	2021	2021	2020	2020	2021	2020

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$74,992	$79,070	$91,602	$81,794	$69,320	$245,664	$132,654
Pre-tax adjustments
Fair value adjustment for marketable securities	(61)	(1,250)	(5,782)	(4,271)	1,350	(7,093)	6,249
Special dividend from equity investment	(2,227)	(2,200)	(8,073)	-	(3,181)	(12,500)	(10,185)
Gain on securities	-	-	(219)	-	-	(219)	-
Recoveries on historic losses	-	-	(5,107)	-	-	(5,107)	-
Branch write-off expense	-	-	-	-	-	-	981
Outsourced special project expense	-	-	-	-	-	-	1,092
Merger and acquisition expenses	1,006	-	-	-	-	1,006	711
Total pre-tax adjustments	(1,282)	(3,450)	(19,181)	(4,271)	(1,831)	(23,913)	(1,152)
Tax-effect of adjustments	(587)	(888)	(4,937)	(1,116)	(479)	(6,412)	(301)
Total adjustments after-tax (B)	(695)	(2,562)	(14,244)	(3,155)	(1,352)	(17,501)	(851)
Earnings, as adjusted (C)	$74,297	$76,508	$77,358	$78,639	$67,968	$228,163	$131,803

Average diluted shares outstanding (D)	164,603	165,226	165,446	165,119	165,200	165,050	165,458

GAAP diluted earnings per share: (A/D)	$0.46	$0.48	$0.55	$0.50	$0.42	$1.49	$0.80
Adjustments after-tax: (B/D)	(0.01)	(0.02)	(0.08)	(0.02)	(0.01)	(0.11)	-
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (C/D)	$0.45	$0.46	$0.47	$0.48	$0.41	$1.38	$0.80

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.68%	1.81%	2.22%	1.97%	1.66%	1.90%	1.11%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) ((A+F)/G)	1.67%	1.75%	1.88%	1.90%	1.63%	1.76%	1.10%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	1.81%	1.95%	2.39%	2.13%	1.80%	2.04%	1.21%
Return on average assets excluding excess liquidity: (A/(G-I))	1.98%	2.09%	2.42%	2.07%	1.74%	2.17%	1.14%

GAAP net income available to common shareholders (A)	$74,992	$79,070	$91,602	$81,794	$69,320	$245,664	$132,654
Amortization of intangibles (D)	1,421	1,421	1,421	1,421	1,420	4,263	4,423
Amortization of intangibles after-tax (E)	1,055	1,055	1,055	1,049	1,049	3,165	3,268
Adjustments after-tax (F)	(695)	(2,562)	(14,244)	(3,155)	(1,352)	(17,501)	(851)
Average assets (G)	17,695,226	17,491,359	16,718,890	16,493,066	16,594,495	17,305,402	16,017,838
Average goodwill, core deposits & other intangible assets (H)	1,000,175	1,001,598	1,003,011	1,004,432	1,005,864	1,001,585	1,004,065

Average interest bearing cash balance	2,914,785	2,577,101	1,610,463	1,029,047	926,754	2,372,227	671,231
Average historical interest bearing cash balance	225,000	225,000	225,000	225,000	225,000	225,000	225,000
Average excess cash balance (I)	2,689,785	2,352,101	1,385,463	804,047	701,754	2,147,227	446,231

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	10.97%	11.92%	14.15%	12.72%	10.97%	12.32%	7.13%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) ((A+C)/D)	10.87%	11.54%	11.95%	12.23%	10.76%	11.44%	7.08%
Return on average tangible common equity: (A/(D-E))	17.39%	19.12%	22.90%	20.96%	18.29%	19.74%	11.96%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	17.64%	19.38%	23.16%	21.22%	18.56%	19.99%	12.26%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) ((A+C)/(D-E))	17.23%	18.50%	19.33%	20.15%	17.93%	18.33%	11.89%

GAAP net income available to common shareholders (A)	$74,992	$79,070	$91,602	$81,794	$69,320	$245,664	$132,654
Earnings excluding intangible amortization (B)	76,047	80,125	92,657	82,843	70,369	248,829	135,922
Adjustments after-tax (C)	(695)	(2,562)	(14,244)	(3,155)	(1,352)	(17,501)	(851)
Average common equity (D)	2,710,953	2,660,147	2,625,618	2,557,251	2,513,792	2,665,886	2,485,051
Average goodwill, core deposits & other intangible assets (E)	1,000,175	1,001,598	1,003,011	1,004,432	1,005,864	1,001,585	1,004,065

EFFICIENCY RATIO & P5NR

Efficiency ratio: ((D-F)/(B+C+E))	42.26%	41.09%	36.60%	39.64%	39.56%	39.86%	40.40%
Efficiency ratio, as adjusted: ((D-F-H)/(B+C+E-G))	42.29%	42.07%	40.68%	40.67%	40.08%	41.67%	40.25%
Pre-tax net income to total revenue (net) (A/(B+C))	56.50%	60.42%	62.32%	59.19%	51.32%	59.83%	33.18%
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$98,201	$99,390	$120,498	$107,669	$104,377	$318,089	$299,287
P5NR (Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	56.50%	57.66%	62.32%	59.19%	59.28%	58.95%	58.41%

Pre-tax net income (A)	$98,201	$104,142	$120,498	$107,669	$90,377	$322,841	$170,034
Net interest income (B)	144,611	141,252	148,088	148,025	146,138	433,951	434,530
Non-interest income (C)	29,209	31,120	45,276	33,885	29,951	105,605	77,901
Non-interest expense (D)	75,619	72,982	72,866	74,241	71,712	221,467	213,144
Fully taxable equivalent adjustment (E)	1,748	1,774	1,821	1,778	1,576	5,343	4,237
Amortization of intangibles (F)	1,421	1,421	1,421	1,421	1,420	4,263	4,423

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$61	$1,250	$5,782	$4,271	$(1,350)	$7,093	$(6,249)
Gain (loss) on OREO	246	619	401	150	470	1,266	982
Gain (loss) on branches, equipment and other assets, net	(34)	(23)	(29)	217	(27)	(86)	109
Special dividend from equity investment	2,227	2,200	8,073	-	3,181	12,500	10,185
Gain (loss) on securities	-	-	219	-	-	219	-
Recoveries on historic losses	-	-	5,107	-	-	5,107	-
Total non-interest income adjustments (G)	$2,500	$4,046	$19,553	$4,638	$2,274	$26,099	$5,027

Non-interest expense:
Branch write-off expense	$-	$-	$-	$-	$-	$-	$981
Merger and acquisition expenses	1,006	-	-	-	-	1,006	711
Outsourced special project expense	-	-	-	-	-	-	1,092
Total non-interest expense adjustments (H)	$1,006	$-	$-	$-	$-	$1,006	$2,784

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020

ANNUALIZED NET INTEREST MARGIN

Net interest margin: (A/C)	3.60%	3.61%	4.02%	4.00%	3.92%	3.74%	4.08%
Net interest margin, excluding PPP loans: (B/D)	3.43%	3.54%	3.87%	3.97%	3.98%	3.61%	4.12%

Net interest income - FTE (A)	$146,359	$143,062	$149,945	$149,803	$147,714	$439,294	$438,767
PPP loan interest & discount accretion income	10,162	7,802	11,878	8,841	5,943	29,842	10,393
Net interest income - FTE, excluding PPP loans (B)	$136,197	$135,260	$138,067	$140,962	$141,771	$409,452	$428,374

Average interest-earning assets (C)	$16,110,526	$15,892,519	$15,118,940	$14,900,381	$14,975,146	$15,710,960	$14,361,865
Average PPP loans	371,523	581,371	633,790	775,861	821,977	525,941	470,595
Average interest-earning assets, excluding PPP loans (D)	$15,739,003	$15,311,148	$14,485,150	$14,124,520	$14,153,169	$15,185,019	$13,891,270

	Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2021	2021	2021	2020	2020

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$16.68	$16.39	$16.02	$15.78	$15.38
Tangible book value per common share: ((A-C-D)/B)	10.59	10.31	9.95	9.70	9.30

Total stockholders' equity (A)	$2,736,062	$2,696,189	$2,645,204	$2,605,758	$2,540,799
End of period common shares outstanding (B)	164,008	164,488	165,141	165,095	165,163
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	26,466	27,886	29,307	30,728	32,149

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.40%	15.30%	15.34%	15.89%	15.35%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.36%	10.20%	10.12%	10.41%	9.88%

Total assets (A)	$17,765,056	$17,627,192	$17,240,241	$16,398,804	$16,549,758
Total stockholders' equity (B)	2,736,062	2,696,189	2,645,204	2,605,758	2,540,799
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	26,466	27,886	29,307	30,728	32,149